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                                                                    EXHIBIT 4.12




                              DECLARATION OF TRUST
                                       OF
                                SCI CAPITAL III

                 THIS Declaration of Trust is made as of September 29, 1998 (this "Declaration of Trust"), by and between Service Corporation International, a Texas corporation, as Sponsor (the "Sponsor"), and Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee (the "Delaware Trustee"). The Sponsor and the Delaware Trustee hereby agree as follows:

                 1. The trust created hereby shall be known as "SCI Capital III" (the "Trust"), in which name the Delaware Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                 2. The Sponsor hereby assigns, transfers, conveys and sets over to the Delaware Trustee the sum of $10. The Delaware Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Delaware Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.
Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Delaware Trustee may approve.

                 3. The Sponsor and the Delaware Trustee will enter into an amended and restated Declaration of Trust satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form S-3, including any subsequent registration statements filed under Rule 462(b) under the 1933 Act (as herein defined) (collectively, the "1933 Act Registration Statement") referred to below, or in such other form as the Delaware Trustee and the Sponsor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust or Declaration, the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Delaware Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

                 4. The Sponsor and the Delaware Trustee hereby authorize and direct the Sponsor, as the Sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, with exhibits thereto, and any registration statements filed under Rule 462(b), relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust,
(b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities required to be filed pursuant to Rule 424 under the 1933 Act, and (c) a Registration
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Statement on Form 8-A or other appropriate form (the "1934 Act Registration
Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under
Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute, deliver and perform on behalf of the Trust, an underwriting agreement with the Sponsor and the underwriter or underwriters of the Preferred Securities of the Trust; (v) to execute, deliver and perform on behalf of the Trust a purchase agreement with the Sponsor for the purchase by the Trust of certain debt securities to be issued by the Sponsor; and (vi) to execute, deliver and perform on behalf of the Trust, a common securities purchase agreement with the Sponsor for the purchase by the Sponsor of the common securities to be issued by the Trust. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws to be executed on behalf of the Trust by the Delaware Trustee, the Delaware Trustee, in its capacity as Delaware Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Delaware Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws.

                 5. This Declaration of Trust may be executed in one or more counterparts.

                 6. The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

                 7. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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                 IN WITNESS WHEREOF, the parties hereto have caused this
Declaration of Trust to be duly executed as of the day and year first above written.

                                        SERVICE CORPORATION INTERNATIONAL, as
                                        Sponsor


                                        By:     /s/ James M. Shelger
                                        Name:   James M. Shelger
                                        Title:  Senior Vice President, General
                                                Counsel and Secretary


                                        CHASE MANHATTAN BANK DELAWARE, not in
                                        its individual capacity
                                        but solely as Delaware Trustee


                                        By:     /s/ John J. Cashin
                                        Name:   John J. Cashin
                                        Title:  Vice President